EXHIBIT 10.32.2
                                                                 ---------------


September 2, 2003


         Re:  Amendment to Employment Agreement

Dear Nigel:

         The purpose of this letter is to amend your current employment agreement with Extended Systems Bristol Limited ("ESI"), a copy of which is attached hereto as EXHIBIT A (the "Agreement"). Please read this letter carefully and acknowledge your approval and consent by signing the enclosed copy of this letter and returning it to ESI as soon as possible.

         By signing this letter, you agree to continue to abide and be bound by the terms and conditions of the Agreement that is amended as follows:

         1. The second to the last sentence of Section 5.3.2 of the Agreement is hereby deleted in its entirety and the following shall be put in its place and stead:

         The Option will be subject to the terms, definitions and provisions of the Employer's Stock Plan and the stock option agreement by and between Employee and the Employer, both of which documents are incorporated herein by reference; provided, that Employee shall have until the expiry of 90 days of his termination date (or second anniversary in the event Section 10 applies) to exercise any options which are vested or deemed vested as of such date.

         2. Sections 9 and 10 of the Agreement are hereby deleted in their entirety and the following shall be put in their place and stead:

         9.   Severance Pay.

         9.1 Termination Without Cause; Constructive Termination. Except as provided in Section 10 in the event EMPLOYEE is terminated without cause, or in the event any of the following events occur without EMPLOYEE'S consent: (i) EMPLOYEE is relocated;
                  (ii) EMPLOYEE'S overall compensation package (including but not limited to salary, bonus, commission structure, fringe benefits, perquisites, and vacation time) is detrimentally changed or modified other than in connection with a general change in compensation for all ESI employees or for all ESI employees in any group or classification that includes EMPLOYEE (provided that any reduction in compensation is made as a result of a decline in ESI's economic conditions, is temporary, and is no greater than twenty percent (20%) of Base Salary); or (iii) EMPLOYEE'S position within ESI (including EMPLOYEE'S officer status with ESI or its parent), or any of the duties, responsibilities or requirements of EMPLOYEE'S position, are substantially changed or modified, THEN EMPLOYEE shall be entitled to receive the following:

         9.2.1 An amount equal to six (6) months pay at the EMPLOYEE'S then current Base Salary (100% of normal base pay) such sum to be paid within 28 days of the effective date of termination and where appropriate, such payment shall be subject to deductions in accordance with P.A.Y.E. regulations as may be in force from time to time.;

         9.2.2    (pound)6,500.00 in lieu of fringe benefits;

         9.2.3 All salary, holiday pay and other benefits earned and accrued to the date of termination; and

         9.2.4 A pro rata bonus for the year in which termination occurs assuming the EMPLOYEE would have received a bonus.

         9.2.5 In order to receive the severance payment under Section 9 the EMPLOYEE must execute a mutually agreeable Compromise Agreement in the form of "Release of All Employment Claims."

         9.2.6 Participation in all stock option plans, stock purchase plans, and other company personnel benefits shall cease on the EMPLOYEE'S date of termination, subject to the specific provisions of option agreements or plans that may extend EMPLOYEE'S rights beyond the date of termination.

         10. Change in Control. Notwithstanding the foregoing, if within 12 months following a Change in Control, EMPLOYEE is terminated for any reason other than for cause or any of the following events occur without EMPLOYEE'S consent: (i) EMPLOYEE is relocated; (ii) any component of EMPLOYEE'S compensation package (including but not limited to salary, bonus, commission structure, fringe benefits, perquisites, and vacation time) is detrimentally changed or modified; or (iii) EMPLOYEE'S position within the surviving entity, or any of the duties, responsibilities or requirements of EMPLOYEE'S position, are changed or modified in relation to EMPLOYEE'S position within ESI (including EMPLOYEE'S officer status with ESI or its parent), THEN EMPLOYEE shall be entitled to receive the following:

         10.1 An amount equal to twelve (12) months pay at the EMPLOYEE'S then current Base Salary (100% of normal base pay) such sum to be paid within 28 days of the effective date of termination and where appropriate, such payment shall be subject to deductions in accordance with P.A.Y.E. regulations as may be in force from time to time.

         10.2     (pound)13,000 in lieu of fringe benefits;

         10.3 All salary, holiday pay and other benefits earned and accrued to the date of termination; and

         10.4 A pro rata bonus for the year in which termination occurs assuming the EMPLOYEE would have received a bonus. Furthermore, all unvested ESI stock options held by EMPLOYEE shall automatically vest upon termination (or the occurrence of an event described in Sections 9.1 (i-iii) and, on or before the ninetieth (90th) day following termination (or the triggering event, as the case may be), EMPLOYEE shall have the option, exercisable by delivery of written notice of exercise to ESI or its successor, of converting any incentive stock options into nonqualified stock options with an exercise period extending until the earliest of twenty-four (24) months following such date, or the expiration date of such option.

         10.5 For purposes of this Agreement, a "Change In Control" shall mean the occurrence of any of the following events:

         10.5.1 A third "person," including a "group," but excluding an existing stockholder of ESI who is the "beneficial owner" (as these terms are defined in or for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and as in effect on the date hereof) of more than 20% of the total number of votes that may be cast for the election of directors of ESI, (A) becomes the beneficial owner of shares of ESI having more than 50% of the total number of votes that may be cast for the election of directors of ESI, or (B) otherwise is able to appoint, designate or control, by proxy, agreement or otherwise, a majority of the directors of ESI;

         10.5.2 The merger or consolidation of ESI with or into any other corporation or entity or the merger or consolidation of any other corporation or entity into or with ESI, in which case those persons who are stockholders of ESI immediately prior to such merger or consolidation do not receive, as a result of such merger or consolidation, more than 50% in voting power of the outstanding capital stock of the surviving corporation; or

         10.5.3 Any sale or transfer in a single transaction or series of related transactions of more than 50% of fair market value of ESI's assets.

         10.5.4 Notwithstanding the above, ESI and EMPLOYEE acknowledge that this Section 10 shall be triggered and EMPLOYEE shall be entitled to severance thereunder if after execution of a definitive agreement but prior to the actual closing of a Change in Control, EMPLOYEE is terminated in relation to the Change in Control

         10.5.5 Payments. Severance payments may be paid in one lump sum or in installments at the option of EMPLOYEE.

         3. Except as specifically set forth herein, the Agreement shall remain in full force and effect. This Amendment shall be governed in all respects in accordance with the laws of England and Wales. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute the same document. This Amendment shall be binding upon, and inure to the benefit of, the parties and their respective permitted successors and assigns.

                                        Very truly yours,

                                        Extended Systems of Idaho, Incorporated

                                        By:  /s/ Charles Jepson
                                             ------------------
                                        Its:  President and CEO
                                              -----------------

Accepted and Approved By:


/s/ Nigel S. Doust
---------------------
Employee

Dated:  9/10/03
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